SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: March 5, 2001

AQUIS COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	1-13002 (Commission File Number)	22-3281446 (IRS Employer Identification No.)

1719A ROUTE 10
SUITE 300
PARSIPPANY, NJ 07054
(Address of principal executive offices)

(973) 560-8000
(Registrant's telephone number, including area code)

No Change
(Former Name or Former Address, if changed since last report)

ITEM 4.   CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT.

Aquis Communications Group, Inc. (the "Company") is filing this report on Form 8-K to report a change in certifying accountants with the firm of PricewaterhouseCoopers LLP being replaced by Wiss & Company LLP effective March 5, 2001.

(a)     The following sets forth the information required by Item 304(a)(1) of Regulation S-K:

(i)	On March 5, 2001, the Company's independent accountant, PricewaterhouseCoopers LLP, was dismissed.
(ii)	The reports of PricewaterhouseCoopers LLP on the financial statements for years ended December 31, 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
(iii)	The Company's Audit Committee participated in and approved the decision to change independent accountants.
(iv)	During the Company's years ended 1998 and 1999 and through March 5, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.
(v)	During the Company's years ended 1998 and 1999 and through March 5, 2001, there have been no "reportable events" listed in Item 304 (a)(1)(A-D) of Regulation S-K.

(b)     The Company has requested that PricewaterhouseCoopers LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 8, 2001, is filed as Exhibit 16.1 of this Form 8-K.

(c)     The Company engaged Wiss & Company LLP as its new independent accountants as of March 5, 2001. During the Company's two most recent fiscal years and through March 5, 2001, the Company has not consulted with Wiss & Company LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
16.1	Letter of PricewaterhouseCoopers LLP dated March 8, 2001, regarding the disclosure contained in Item 4 of this report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

AQUIS COMMUNICATIONS GROUP, INC.
Date: March 12, 2001	By:/s/ D. BRIAN PLUNKETT D. Brian Plunkett Chief Financial Officer